UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STEEL PARTNERS HOLDINGS L.P.

(Exact name of registrant as specified in its charter)

Delaware	13-3727655
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.0% Series A Preferred Units, no par value	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: _________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Item 1.	Description of Registrant’s Securities to be Registered.

The descriptions of the 6.0% Series A Preferred Units (the “Preferred Units”) of Steel Partners Holdings L.P., a Delaware limited partnership (the “Company”), are contained in a prospectus dated February 7, 2017 relating to the Preferred Units (the “Prospectus”). The descriptions of the Preferred Units contained in the Prospectus under the headings “Description of the SPLP Preferred Units” and “Description of the SPLP Common Units,” are each incorporated herein by reference.

Item 2.	Exhibits.
Exhibit No.	Description

3.1	Certificate of Limited Partnership (incorporated by reference to Exhibit 3.1 to Steel Partners Holdings L.P.'s Registration Statement on Form 10 filed December 15, 2011).
3.2	Amendment to the Certificate of Limited Partnership, dated April 2, 2009 (incorporated by reference to Exhibit 3.2 to Steel Partners Holdings L.P.'s Registration Statement on Form 10 filed December 15, 2011).
3.3	Amendment to the Certificate of Limited Partnership, dated January 20, 2010 (incorporated by reference to Exhibit 3.3 to Steel Partners Holdings L.P.'s Registration Statement on Form 10 filed December 15, 2011).
3.4	Amendment to the Certificate of Limited Partnership, dated October 15, 2010 (incorporated by reference to Exhibit 3.4 to Steel Partners Holdings L.P.'s Registration Statement on Form 10 filed December 15, 2011).
3.5	Sixth Amended and Restated Limited Partnership Agreement of Steel Partners Holdings L.P., dated as of February 7, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 7, 2017	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ Douglas Woodworth
Douglas Woodworth
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Limited Partnership (incorporated by reference to Exhibit 3.1 to Steel Partners Holdings L.P.'s Registration Statement on Form 10 filed December 15, 2011).
3.2	Amendment to the Certificate of Limited Partnership, dated April 2, 2009 (incorporated by reference to Exhibit 3.2 to Steel Partners Holdings L.P.'s Registration Statement on Form 10 filed December 15, 2011).
3.3	Amendment to the Certificate of Limited Partnership, dated January 20, 2010 (incorporated by reference to Exhibit 3.3 to Steel Partners Holdings L.P.'s Registration Statement on Form 10 filed December 15, 2011).
3.4	Amendment to the Certificate of Limited Partnership, dated October 15, 2010 (incorporated by reference to Exhibit 3.4 to Steel Partners Holdings L.P.'s Registration Statement on Form 10 filed December 15, 2011).
3.5	Sixth Amended and Restated Limited Partnership Agreement of Steel Partners Holdings L.P., dated as of February 7, 2017.